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Date Received        |                     |               (FOR BUREAU USE ONLY)
                     |                     |
---------------------|---------------------|                         EXHIBIT 3.1
                     |                     |
                     |                     |
---------------------|---------------------|-------------
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Name    JANIS K. KUJAN, LEGAL ASSISTANT                ||
  Honigman Miller Schwartz and Cohn                    ||
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Address                                                ||
  2290 First National Building    660 Woodward Avenue  ||
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City                  State            Zip Code        ||
  Detroit             Michigan         48226-3583      ||Effective Date:
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Document will be returned to the name and address you
enter above


                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1. The present name of the corporation is:

   SATURN ELECTRONICS & ENGINEERING, INC.
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2. The identification number assigned by the Bureau is:        |---------------|
                                                               |311819         |
                                                               |---------------|
3. All former names of the corporation are:



4. The date of filing the original Articles of Incorporation was: 10-1-85
                                                                  --------------
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          The following Restated Articles of Incorporation supersede the
          Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

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  The name of the corporation is:
SATURN ELECTRONICS & ENGINEERING, INC.
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ARTICLE II

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  The purpose or purposes for which the corporation is formed are:

To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.




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
The total authorized shares:

    Common shares                     Preferred shares
                  ---------------------                -------------------------

    A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follow:

SEE EXHIBIT A


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ARTICLE IV
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1. The address of the current registered office is:

   255 REX BOULEVARD, AUBURN HILLS                        , Michigan 48326
   -------------------------------------------------------           -----------

2. The mailing address of the current registered office, if different than above:
                                                          , Michigan
   -------------------------------------------------------           -----------

3. The name of the current resident agent is: WALLACE K. TSUHA, JR.
                                              ----------------------------------

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ARTICLE V (Optional. Delete if not applicable)

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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of this Corporation shall be personally liable to this Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of this Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of this Corporation existing immediately prior to such repeal or modification.

     5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

        a. [ ] These Restated Articles of incorporation were duly adopted on
               the                 day of                          in accordance
                   ----------------       -----------,  ----------,
               with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

               Signed this              day of
                           -------------       -------------, -------------


--------------------------------------    --------------------------------------


--------------------------------------    --------------------------------------
    (Signatures of Incorporators; Type or Print Name Under Each Signature)



        b [X]  These Restated Articles of incorporation were duly adopted on
               the               day of                2000       in accordance
                   --------------      ------------, -----------,
               with the provisions of Section 642 of the Act and: (check one of the following)

          [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of incorporation only restate and integrate and do not further amend the provisions of the Articles of incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

          [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


          [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of incorporation.)

          [ ] were duly adopted by the written consent of all shareholders entitled to vote in accordance with section 407(2) of the Act.



                           Signed this           day of                  2000
                                      ----------       ----------------, -------


                           By
                             ---------------------------------------------------
                             (Only Signature of President, Vice-President,
                              Chairperson, or Vice-Chairperson)



                             ---------------------------------------------------
                             (Type or Print Name)          (Type or Print Title)

NAME OF PERSON OR                            PREPARER'S NAME AND BUSINESS
ORGANIZATION REMITTING FEES:                 TELEPHONE NUMBER:

HONIGMAN MILLER SCHWARTZ AND COHN            JANIS K. KUJAN, LEGAL ASSISTANT
---------------------------------            -------------------------------

                                             (313) 465-7250
---------------------------------            -------------------------------

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                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson, vice-chairperson.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

     NONREFUNDABLE FEE............................................................ $10.00
     TOTAL MINIMUM FEE............................................................ $10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
       each additional 20,000 authorized shares or portion thereof..........$30.00 maximum fee for first 10,000,000 authorized shares................$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of
       10,000,000 shares................................................... $30.00
       maximum fee per filing for authorized shares in excess of 10,000 shares......................................................... $200,000.00

10.  Mail form and fee to                         The office is located at:

     Michigan Department of Commerce              6546 Mercantile Way
     Corporation and Securities Bureau            Lansing, MI 48910
     Corporation Division                         Telephone: (517) 334-6302
     P.O. Box 30054
     Lansing, MI 48909-7554

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


                                  EXHIBIT A TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     SATURN ELECTRONICS & ENGINEERING, INC.

1. The total authorized shares of the corporation shall be 201,000,000 shares, divided into 1,000,000 Preferred Shares and 200,000,000 Common Shares.

2. The Preferred Shares shall be issued from time to time in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

Each share of the Corporation's Class A Common Stock issued and outstanding prior to the date of these Restated Articles of Incorporation is hereby converted into 3.25 Common Shares. Each share of the Corporation's Class B Common Stock issued and outstanding prior to the date of these Restated Articles of Incorporation is hereby converted into 2.75 Common Shares. In connection with such recapitalization, fractional shares shall not be issued by the Corporation, but cash shall be paid in lieu thereof.

                                   ARTICLE VII

          Pursuant to Section 784(1)(b) of the Michigan Business Corporation Act, the Corporation expressly elects not to be governed by Chapter 7A of the Michigan Business Corporation Act, being Sections 775 through 784 of the Michigan Business Corporation Act; provided that the Corporation's Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office.

                                   ARTICLE VIII

          The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2000 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

          A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly-created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled only by the Board by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less than a quorum, such newly-created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed, only for cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

          Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

          This Article VIII may not be amended by less than unanimous written consent of shareholders, and may only be amended by the affirmative vote of holders of 80% of the outstanding Common Shares of the Corporation, in addition to the vote otherwise required by the Michigan Business Corporation Act.

                                   ARTICLE IX

          No action by written consent of holders of less than all of the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors before the consent of shareholders is executed.